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                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 17, 2000 relating to the financial statements, which appears in webMethods, Inc.'s Current Report on Form 8-K dated December 6, 2000, restating financials for the year ended March 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

McLEAN, VIRGINIA
April 11, 2001